Contact:   Kimberly A. Welch 248-354-1916
           Janet Halpin 248-354-8847

FOR IMMEDIATE RELEASE

Federal-Mogul Announces First Quarter 2003 Results

     Southfield, Michigan, April 22, 2003...Federal-Mogul Corporation (OTC Bulletin Board: FDMLQ) today reported a first-quarter net loss of $34 million, compared to a net loss of $1.4 billion in the first quarter of 2002. Excluding charges for restructuring activities, asset impairments, losses from divestitures, Chapter 11 and Administration-related expenses and the cumulative effect of a change in accounting, Federal-Mogul reported earnings from operations of $7 million in the first quarter 2003, compared to breakeven results from operations in the first quarter 2002.

     First quarter 2003 sales were $1,410 million, up 5 percent compared to $1,346 million in 2002. Excluding the impact of foreign exchange and divestitures, first quarter 2003 sales were down two percent. Operating cash flows for the first quarter of 2003 were $33 million, compared to $32 million in 2002.

     "We are very pleased with our operating earnings improvement, especially in this challenging business environment," said Frank Macher, chairman and chief executive officer. "Our productivity gains continue to outpace the combined effects of inflation and customer pricing pressures. In addition, we were able to offset pension and health care expenses."

     Macher added, "We continued to deliver on our commitment to focus resources on core growth businesses by completing the divestiture of our U.S. camshaft operations and our original equipment molded lighting assembly operations."

Aftermarket Sales

     Sales of replacement parts to aftermarket customers totaled 43 percent of the Company's first quarter 2003 sales. First quarter 2003 aftermarket sales were $613 million, compared to $600 million for first quarter 2002. Excluding the effects of foreign exchange, aftermarket sales were down two percent compared to 2002. By geographic region, first quarter 2003 aftermarket sales were 75 percent in the Americas and 25 percent in Europe.

                                     -more-

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                                       -2-

     "Our ability to bolster market leadership in a period of industry uncertainty is related to our strong brands, new product technology, and continued improvement in delivery performance to industry-leading levels," said Chip McClure, president and chief operating officer. "Through innovative products such as ANCO(R) HydroClear(TM) premium wiper blades -- introduced in North America this month - we are building on the success of our PACE Award-winning Wagner(R) ThermoQuiet(TM) brake pads to help our customers grow their business. "

Original Equipment Sales

     Sales of parts to original equipment (OE) customers totaled 57 percent of the company's first quarter 2003 sales. First quarter 2003 OE sales were $797 million, compared to $746 million in 2002. Excluding the effects of foreign exchange, sales were essentially flat compared with 2002. By geographic region, first quarter 2003 OE sales were 42 percent in the Americas, 56 percent in Europe and 2 percent in the rest of the world.

     First quarter OE sales for the global Friction product line improved to $105 million, from $87 million in 2002. Excluding the effect of foreign exchange, Friction sales increased by 8 percent. By geographic region, first quarter 2003 OE Friction product sales were 32 percent in the Americas and 68 percent in Europe.

     First quarter OE sales for the global powertrain product lines of Bearings, Pistons, Piston Rings and Liners, and Sintered Valve Train and Transmission Products were $484 million, compared to $431 million in 2002. Excluding divestitures and the effects of foreign exchange, sales increased slightly. By geographic region, first quarter 2003 OE powertrain product sales were 32 percent in the Americas, 67 percent in Europe and 1 percent in the rest of the world.

     First quarter OE sales for the global product lines of Sealing Systems and Systems Protection were $164 million, compared with $160 million in 2002. Excluding the effects of movement in foreign exchange, sales were down 2 percent. By geographic region, first quarter 2003 OE Sealing Systems and Systems Protection sales were 71 percent in the Americas, 27 percent in Europe and Africa, and 2 percent in the rest of the world.

     First quarter OE sales in all other product lines (which consists primarily of OE Lighting and Asia Pacific) were $44 million compared with $68 million in 2002. The decrease in sales was primarily attributable to the divestiture of the Signal-Stat lighting business in 2002. By geographic region, sales were 61 percent in the Americas and 39 percent in the rest of the world.

                                     -more-

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                                       -3-

          Federal-Mogul is a global supplier of automotive components, sub-systems, modules and systems serving the world's original equipment manufacturers and the aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on the globalization of its teams, products and processes to bring greater opportunities for its customers and employees, and value to its constituents.

          Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899 and today employs 47,000 people in 24 countries. On October 1, 2001, Federal-Mogul decided to separate its asbestos liabilities from its true operating potential by voluntarily filing for financial restructuring under Chapter 11 of the Bankruptcy Code in the United States and Administration in the United Kingdom. For more information on Federal-Mogul, visit the company's web site at http://www.federal-mogul.com.

                                      # # #

Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and Administration proceedings, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

                           FEDERAL - MOGUL CORPORATION
                            STATEMENTS OF OPERATIONS
                  (Millions of Dollars, Except Per Share Data)
                                  (Unaudited)

                                                                              Three Months Ended
                                                                                   March 31
                                                                       ---------------------------------
                                                                           2003                2002
                                                                       --------------      -------------
Net sales                                                              $      1,409.8      $     1,346.1
Cost of products sold                                                         1,132.0            1,084.8
                                                                       --------------      -------------
 Gross margin                                                                   277.8              261.3

Selling general and administrative expenses                                     226.0              208.5
Amortization of intangible assets                                                 4.1                3.6
Restructuring charges, net                                                       10.3                9.5
Adjustment of assets held for sale and other long-lived
  assets to fair value                                                            1.6                  -
Interest expense, net                                                            29.5               30.3
Chapter 11 and Administration related reorganization expenses                    32.8               19.8
Other (income) expense, net                                                     (11.2)               1.0
                                                                       --------------      -------------

  Loss Before Income Taxes                                                      (15.3)             (11.4)

Income tax expense                                                               18.9               14.2
                                                                       --------------      -------------

Loss Before Cumulative Effect of Change
  in Accounting Principle                                                       (34.2)             (25.6)

Cumulative effect of change in accounting for goodwill
  and other intangible assets, net of applicable
  income tax benefit                                                                -            1,417.9
                                                                       --------------      -------------

       Net Loss                                                        $        (34.2)     $     1,443.5)
                                                                       ==============      =============
Loss Per Common Share:

Basic and Diluted
  Loss before cumulative effect of change
    in accounting principle                                            $        (0.39)     $       (0.31)
  Cumulative effect of change in accounting for
    goodwill and other intangible assets, net of
    applicable income tax benefit                                                   -              17.22
                                                                       --------------      -------------

    Loss Available for Common Shareholders                             $        (0.39)     $      (17.53)
                                                                       ==============      =============

Weighted Average Shares (Thousands)
  Basic and Diluted                                                            87,125             82,361

                           FEDERAL - MOGUL CORPORATION
                                 BALANCE SHEETS
                              (Millions of Dollars)

                                                                            (Unaudited)
                                                                              March 31           December 31
                                                                                2003                2002
                                                                          ----------------     ---------------
Assets
Cash and equivalents                                                      $          410.4     $         395.1
Accounts receivable                                                                1,005.4               954.0
Inventories                                                                          807.4               800.1
Deferred taxes                                                                        17.8                35.4
Prepaid expenses and income tax benefits                                             186.3               174.5
                                                                          ----------------     ---------------
         Total current assets                                                      2,427.3             2,359.1

Property, plant and equipment                                                      2,274.2             2,273.0
Goodwill and indefinite-lived intangible assets                                    1,565.9             1,565.2
Definite-lived intangible assets, net                                                345.2               351.6
Asbestos-related insurance recoverable                                               765.5               780.6
Prepaid pension costs                                                                328.5               361.5
Other noncurrent assets                                                              217.5               222.3
                                                                          ----------------      --------------

         Total Assets                                                     $        7,924.1      $      7,913.3
                                                                          ================      ==============

Liabilities and Shareholders' Deficit
Short-term debt, including current portion of long-term debt              $          394.2      $        346.1
Accounts payable                                                                     347.1               318.9
Accrued compensation                                                                 214.1               242.1
Restructuring and rationalization reserves                                            84.2                90.8
Accrued income taxes                                                                  68.2                62.5
Other accrued liabilities                                                            370.5               363.4
                                                                          ----------------      --------------
         Total current liabilities                                                 1,478.3             1,423.8

Liabilities subject to compromise                                                  6,045.4             6,053.2

Long-term debt                                                                        11.8                14.3
Postemployment benefits                                                            1,536.4             1,541.2
Long-term portion of deferred income taxes                                            48.9                52.4
Other accrued liabilities                                                            183.8               186.3
Minority interest in consolidated subsidiaries                                        45.0                45.7

Shareholders' deficit:
     Series C ESOP preferred stock                                                    28.0                28.0
     Common stock                                                                    435.6               435.6
     Additional paid-in capital                                                    2,060.5             2,060.5
     Accumulated deficit                                                          (2,778.1)           (2,743.9)
     Accumulated other comprehensive loss                                         (1,171.5)           (1,183.7)
     Other                                                                               -                (0.1)
                                                                          ----------------      --------------
         Total Shareholders' Deficit                                              (1,425.5)           (1,403.6)
                                                                          ----------------      --------------

         Total Liabilities and Shareholders' Deficit                      $        7,924.1      $      7,913.3
                                                                          ================      ==============

                           FEDERAL - MOGUL CORPORATION
                            STATEMENTS OF CASH FLOWS
                              (Millions of Dollars)
                                   (Unaudited)

                                                                                          Three Months Ended
                                                                                               March 31
                                                                                      -------------------------
                                                                                         2003            2002
                                                                                      ----------     ----------
Cash Provided From (Used By) Operating Activities
    Net loss                                                                          $   (34.2)     $(1,443.5)
    Adjustments to reconcile net loss to net cash
       provided from (used by) operating activities:
          Depreciation and amortization                                                    73.8           67.4
          Restructuring charge                                                             10.3            9.5
          Chapter 11 and Administration related reorganization expenses                    32.8           19.8
          Adjustment of assets held for sale and other
            long-lived assets to fair value                                                 1.6              -
          (Gain) loss on sale of businesses                                                 0.9           (6.3)
          Cumulative effect of change in accounting principle                                 -        1,464.5
          Change in postemployment benefits, including pensions                            29.4           12.6
          Change in deferred taxes                                                         13.0           (4.5)
          Increase in accounts receivable                                                 (46.6)         (83.8)
          Increase in inventories                                                          (2.0)         (38.7)
          Increase in accounts payable                                                     20.3           25.7
          Change in other assets and other liabilities                                    (32.4)          31.3
          Payments against restructuring and rationalization reserves                     (17.4)          (8.6)
          Payments of Chapter 11 and Administration costs                                 (16.2)         (13.9)
                                                                                      ---------      ---------
       Net Cash Provided From Operating Activities                                         33.3           31.5

Cash Provided From (Used By) Investing Activities
    Expenditures for property, plant and equipment and
       other long-term assets                                                             (65.1)         (63.5)
    Proceeds from sale of businesses                                                          -           21.8
                                                                                      ---------      ---------
       Net Cash Used By Investing Activities                                              (65.1)         (41.7)

Cash Provided From (Used By) Financing Activities
    Principal payments on long-term debt                                                   (2.5)          (1.9)
    Borrowings from DIP credit facility                                                    75.0              -
    Principal payments on DIP credit facility                                             (10.2)          (6.1)
    Decrease in short-term debt                                                           (16.7)          (9.9)
                                                                                      ---------      ---------
       Net Cash Provided From (Used By) Financing Activities                               45.6          (17.9)
                                                                                      ---------      ---------

    Effect of Foreign Currency Exchange Rate Fluctuations On Cash                           1.5           (3.0)
                                                                                      ---------      ---------
       Increase (Decrease) in Cash and Equivalents                                         15.3          (31.1)

Cash and equivalents at beginning of period                                               395.1          346.9
                                                                                      ---------      ---------

       Cash and Equivalents at End of Period                                          $   410.4      $   315.8
                                                                                      =========      =========

                           FEDERAL - MOGUL CORPORATION
                           NET EARNINGS RECONCILIATION
                  (Millions of Dollars, Except Per Share Data)
                                   (Unaudited)

                                                                      Three Months Ended March 31, 2003
                                              ----------------------------------------------------------------------------------
                                                                                  Adjustments
                                                            -----------------------------------------------------

                                                                 Restructuring/    Chapter 11        (Gain)/
                                                   From           Impairment        Related         Loss from          As
                                                Operations         Charge            Items         Divestitures     Reported
                                                ------------   ---------------  ---------------  --------------  ---------------
Net sales                                       $   1,409.8      $          -     $          -     $         -     $    1,409.8
Cost of products sold                               1,132.0                 -                -               -          1,132.0
                                                -----------      ------------     ------------     -----------     ------------
    Gross margin                                      277.8                 -                -               -            277.8

Selling, general and administrative
    expenses                                          226.0                 -                -               -            226.0
Amortization of goodwill and other
    intangible assets                                   4.1                 -                -               -              4.1
Restructuring charge                                      -              10.3                -               -             10.3
Adjustment of assets held for sale and
    other long-lived assets to fair value                 -               1.6                -               -              1.6
Interest expense, net                                  29.5                 -                -               -             29.5
Chapter 11 and Administration related
    reorganization expenses                               -                 -             32.8               -             32.8
Other (income) expense, net                           (12.1)                -                -             0.9            (11.2)
                                                -----------      ------------     ------------     -----------     ------------
    Earnings (Loss) Before Income Taxes                30.3             (11.9)           (32.8)           (0.9)           (15.3)

Income tax expense (benefit)                           23.2              (1.8)            (2.3)           (0.2)            18.9
                                                -----------      ------------     ------------     -----------     ------------
    Net Income (Loss)                           $       7.1      $      (10.1)    $      (30.5)    $      (0.7)    $      (34.2)
                                                ===========      ============     ============     ===========     ============

    Basic Income (Loss) Per Common Share        $      0.08      $      (0.11)    $      (0.35)    $     (0.01)    $      (0.39)
                                                ===========      ============     ============     ===========     ============

                           FEDERAL - MOGUL CORPORATION
                           NET EARNINGS RECONCILIATION
                  (Millions of Dollars, Except Per Share Data)
                                   (Unaudited)

                                                                    Three Months Ended March 31, 2002
                                       --------------------------------------------------------------------------------------------
                                                                               Adjustments
                                                  ---------------------------------------------------------------------
                                                                                               Cumulative
                                                                   Chapter 11    (Gain)/    Effect of Change    Tax
                                           From     Restructuring    Related    Loss from     in Accounting   Valuation      As
                                        Operations      Charge        Items    Divestitures     Principle     Allowance   Reported
                                        ----------  -------------  ----------  ------------     ---------     ---------   ---------
Net sales                               $ 1,346.1     $       -    $       -      $     -       $       -     $      -    $ 1,346.1
Cost of products sold                     1,084.8             -            -            -               -            -      1,084.8
                                        ---------     ---------    ---------      -------       ---------     --------    ---------
  Gross margin                              261.3             -            -            -               -            -        261.3

Selling, general and administrative
  expenses                                  208.5             -            -            -               -            -        208.5
Amortization of goodwill and other
   intangible assets                          3.6             -            -            -               -            -          3.6
Restructuring charge                            -           9.5            -            -               -            -          9.5
Interest expense, net                        30.3             -            -            -               -            -         30.3
Chapter 11 and Administration related
  reorganization expenses                       -             -         19.8            -               -            -         19.8
Other (income) expense, net                   7.3             -            -         (6.3)              -            -          1.0
                                        ---------     ---------    ---------      -------       ---------     --------    ---------
  Earnings (Loss) Before Income Taxes
     and Cumulative Effect of Change
     in Accounting Principle                 11.6          (9.5)       (19.8)         6.3               -            -        (11.4)

Income tax expense (benefit)                 11.5          (3.8)        (1.1)           -               -          7.6         14.2
                                        ---------     ---------    ---------      -------       ---------     --------    ---------
   Earnings (Loss) before Cumulative
    Effect of Change in Accounting
     Principle                                0.1          (5.7)       (18.7)         6.3               -         (7.6)       (25.6)

Cumulative effect of change in
   accounting for goodwill and other
   intangible assets, net of applicable
   income tax benefit                           -             -            -            -         1,417.9            -      1,417.9
                                        ---------     ---------    ---------      -------       ---------     --------    ---------
   Net Earnings (Loss)                  $     0.1     $    (5.7)   $   (18.7)     $   6.3       $(1,417.9)    $   (7.6)   $(1,443.5)
                                        =========     =========    =========      =======       =========     ========    =========


   Basic Earnings (Loss) Per Common
     Share                              $    0.00     $   (0.07)   $   (0.23)     $  0.08       $  (17.22)    $  (0.09)   $  (17.53)
                                        =========     =========    =========      =======       =========     ========    =========